EXHIBIT 21.1

                    HOSIERY CORPORATION OF AMERICA, INC.
                       SUBSIDIARIES OF THE REGISTRANT

         The following table lists each significant subsidiary of Hosiery Corporation of America, Inc. and its jurisdiction of organization.


                                                               Jurisdiction
                                                                    of
Subsidiary                                                     Organization
- ----------                                                     ------------
U.S. Textile Corporation (100% owned)......................   North Carolina
The Stonebury Group, Inc. (100% owned).....................   Nevada
Hosiery Corporation International, Inc. (100% owned).......   Delaware